Exhibit 99.1

GigOptix Reports Record Revenue and Gross Margin in the Fourth Quarter of Fiscal 2015 and Overall Record Revenue and Profitability in Fiscal Year 2015

Transformational Year for the Company with Enhancement of the Business, All Financial Performance and Shareholder Value

•	FY15 record revenue of $40.4 million, an increase of 23 percent from $32.9 million in FY14

•	FY15 record GAAP net income of $1.2 million, or net income of $0.03 per diluted share, up from a net loss of ($5.8) million, or ($0.18) per share in FY14

•	FY15 record non-GAAP net income of $7.3 million, or net income of $0.19 per diluted share, up from $1.2 million, or $0.04 per diluted share in FY14

•	FY15 record Adjusted EBITDA of $10.1 million, up from $4.0 million in FY14

•	Q4 FY15 record revenue of $11.1 million, increasing for the seventh consecutive quarter, and up 6 percent from $10.4 million in Q3 FY15, and up 23 percent from $9.0 million in Q4 FY14

•	Q4 FY15 record GAAP and non-GAAP gross margin of 65 percent and 67 percent, respectively, up from 64 percent and 66 percent, respectively, in Q3 FY15, and up from 60 percent and 62 percent, respectively, in Q4 FY14

•	Q4 FY15 GAAP and non-GAAP earnings per share of $0.01 and $0.05 respectively

•	Cash and cash equivalents as of December 31, 2015 were $30.2 million. During the quarter, the Company used approximately $5.2 million for the all cash purchase of Terasquare, Ltd. The Q4 FY15 results compare with cash and cash equivalents of $35.0 million as of September 27, 2015

•	Revenue in Q1 FY16 is expected to be in-line with, to slightly up, compared with Q4 FY15, countering the normal industry seasonality and representing growth of approximately 23 percent from $9.1 million in Q1 FY15

•	Revenue in FY16 is expected to be approximately $46.0 million representing growth of approximately 14 percent from FY15

SAN JOSE, Calif. – February 8, 2016 – GigOptix, Inc. (NYSE MKT: GIG), a lead designer, developer, and global supplier of a broad range of analog, digital, and mixed signal components to enable high-speed information streaming over the telecom networks, datacom infrastructure, and consumer electronics links, today announced record financial results for its fourth quarter and fiscal year 2015, which ended December 31, 2015.

Fiscal Year 2015 GAAP Results

Total revenue was a record $40.4 million, and compares with total revenue of $32.9 million in fiscal 2014.

Gross margin was a record 63 percent, compared with 58 percent in fiscal 2014.

Net income in fiscal 2015 was a record $1.2 million, compared with a net loss of ($5.8) million in fiscal 2014.

Earnings per diluted share in fiscal 2015 were a record $0.03, compared with a loss per share of ($0.18) in fiscal 2014.

Fiscal Year 2015 Non-GAAP Results1

Non-GAAP gross margin was a record 65 percent, compared with 61 percent in fiscal 2014.

Non-GAAP net income was a record $7.3 million, compared with non-GAAP net income of $1.2 million in fiscal 2014.

Adjusted EBITDA1 for fiscal 2015 was a record $10.1 million, compared with $4.0 million in fiscal 2014.

Fourth Quarter Fiscal 2015 GAAP Results

Total revenue in Q4 FY15 was a record $11.1 million, and compares with revenue of $9.0 million in Q4 FY14, and $10.4 million in Q3 FY15.

Gross margin in Q4 FY15 was a record 65 percent, and compares with 60 percent in Q4 FY14, and 64 percent in Q3 FY15.

Net income in Q4 FY15 was $0.3 million, or net income of $0.01 per diluted share.  Included in the Q4 FY15 GAAP net income were $0.5 million in recurring GigOptix-Terasquare-Korea (GTK) Ltd. operating expenses. This compares with a net loss of ($1.1) million, or a net loss of ($0.03) per share in Q4 FY14, and net income of $1.0 million, or net income of $0.03 per diluted share in Q3 FY15.

Cash and cash equivalents as of December 31, 2015 were $30.2 million. During the quarter, the Company used approximately $5.2 million for the purchase of Terasquare, Ltd., and the inception of GTK. The Q4 FY15 results compare with cash and cash equivalents of $35.0 million as of September 27, 2015.

Fourth Quarter Fiscal 2015 Non-GAAP Results1

Gross margin for Q4 FY15 was a record 67 percent, and compares with 62 percent in Q4 FY14, and 66 percent in Q3 FY15.

Net income for Q4 FY15 was $2.2 million, or net income of $0.05 per diluted share. Included in the Q4 FY15 non-GAAP net income were $0.4 million in recurring GTK operating expenses. This compares with net income of $0.9 million, or net income of $0.03 per diluted share in Q4 FY14, and net income of $2.3 million, or net income of $0.06 per diluted share in Q3 FY15.

Adjusted EBITDA1 for Q4 FY15 was $2.9 million. Included in the Q4 FY15 Adjusted EBITDA were $0.4 million in recurring GTK operating expenses. This compares with Adjusted EBITDA of $1.6 million in Q4 FY14, and Adjusted EBITDA of $3.0 million in Q3 FY15.

“Fiscal 2015 was a transformational year for GigOptix.  We delivered tremendous revenue growth and profitability while further enhancing all our financial metrics.  These results further validate the success of the actions we have taken in the last few years to grow our Company through intensive organic development coupled with strategic investments and acquisitions.  Through swift commercialization of innovative new products, we continue to solidify our strong leadership position in our served markets, with the strongest performance coming from our domination in the fast-growing 40Gbps and 100Gbps datacom portion of the High-Speed Communications market,” said Dr. Avi Katz, Founder, Chairman and CEO of GigOptix, Inc. “In fiscal 2016, we will enter new growth markets and extend our dominance in the High-Speed Communications area, to be an enabler of high-speed information streaming from end-to-end over the network, driving cloud connectivity at the enterprise and in the consumer links.  Through the full integration of all past acquisitions, and the organic development of differentiating devices, we are now strongly positioned to further increase our cloud-based links market-share by delivering a complete suite of 100Gbps devices for all datacom solutions used for Ethernet, Fiber Channel, and InfiniBand Web2.0 mega-Data Center connectivity.  In the first half of calendar 2016 we plan to release a complete 100Gbps chip set to provide a one stop shop solution for the short-reach (SR) and long-reach (LR) datacom links, including CDR and DML devices, alongside our industry leading 100Gbps VCSEL TIA and drivers, which have been available in production volumes for quite some time. As the largest merchant supplier of 40Gbps solutions for the datacom market, and with significant market penetration already in place, we are confident of remaining a leader when the market moves to 100Gbps speeds, as early as calendar 2017,” said Dr. Katz.

“We also maintained our strong position in sales of coherent 100Gbps telecom products, while introducing new, leading-edge products addressing all devices required for terrestrial 200Gbps and 400Gbps Metro and Long-haul limiting and linear applications. It is our expectation that the 100Gbps Metro buildouts will commence in 2016 and last for several years.  We see this as a solid revenue opportunity and fully expect to be a main supplier for this next generation telecom infrastructure,” said Dr. Katz.  “In the RF market, the high-speed point-to-point backhaul E-band infrastructure is moving to the advanced qualification stage with the belief that the small and micro-cell infrastructure initial installation will commence this year. In addition, we are expanding our activities to address the next generation of technologies both for outdoor and indoor connectivity.  We are currently engaged with several potential customers worldwide who are evaluating our products and hope to see some traction this year.  We also remain confident in the outlook for our highly profitable Industrial ASIC business, where we delivered several significant contract wins in 2015, and more importantly, accelerated the transition from our legacy products to the fast growing families of wireless and Wi-Fi CMOS low-power and ultra-wide bandwidth devices, which are key components for a variety of emerging applications such as the Internet-of-Things (IOT).

“Most importantly, I am delighted that GigOptix has delivered significant value to our shareholders. In 2015, we more than quadrupled non-GAAP earnings per diluted share to $0.19, up from $0.04 in 2014. Based on our continuous growth during the last year, and with the outlook of our customers and today’s backlog, we are confident that we will see yet another strong year of growth in 2016, which should result in another year of improving shareholder value,” said Dr. Katz.

Financial Outlook

“After producing record financial results in fiscal 2015, we are excited about our growth outlook for fiscal 2016. We currently expect revenue in the first quarter will be in-line with, to slightly up, compared with the fourth quarter of fiscal 2015, representing growth of approximately 23 percent from the first quarter last year, and countering the normal seasonal trends that are common in our industry,” said Dr. Katz. “For the fiscal year, while we are still in the early stages of 2016, it is our current expectation that we will again generate double digit revenue growth for the fourth consecutive year.  Our initial projection is for revenue of approximately $46.0 million, representing growth of about 14 percent over fiscal 2015, while at the same time delivering another year of profitability.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fourth quarter and fiscal year 2015 financial results and business outlook.  Investors and other interested parties may access the call by dialing (719) 325-2472. No passcode is needed for the live call. The replay dial-in number is (858) 384-5517, and the passcode is 3376046. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of GigOptix’s website at www.gigoptix.com.

1 Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net income (loss) on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and twelve months ended December 31, 2015, as well as the prior quarter, can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix, Inc. (NYSE MKT: GIG) is a lead designer, developer, and global supplier of a broad range of analog, digital, and mixed signal components to enable high-speed information streaming over the telecom networks, datacom infrastructure, and consumer electronics links. Our ability to innovate and create differentiated products is based on deployment of various semiconductor technologies that span from III-V compounds to SiGe-BiCMOS and CMOS based device designs.

GigOptix’s product portfolio provides high-speed and low-power solutions in markets such as fiber-optics telecom, wireless backhaul, datacom and consumer electronics, mil-aero, instrumentation, and medical equipment, for applications such as linecards and transponders, active optical cables and pluggables, point-to-point wireless radios, military warfare, avionics electronics, GPS systems, and diverse medical equipment, such as ultrasound imaging, X-Ray, MRI, CT Scan, and Defibrillators.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “believe,” “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding expected revenues, income and cash, projected product sales and product expansion within existing markets and into new growth markets. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and "bring to market" plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, and to do so in an efficient manner, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, the ability to maintain and continue relationships with government agencies, and the ability to integrate new technologies into existing products and extend such products into new markets. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of GigOptix’s filings with the SEC, and in GigOptix’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

Investors
Darrow Associates, Inc.
Jim Fanucchi, (408) 404-5400
ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,	Net Change
	2015	2014	$	%
ASSETS
Current assets:
Cash and cash equivalents	$30,245	$18,438	$11,807	64%
Accounts receivable, net	10,596	7,955	2,641	33%
Inventories	6,880	5,139	1,741	34%
Prepaid and other current assets	580	433	147	34%
Total current assets	48,301	31,965	16,336	51%
Property and equipment, net	3,133	1,916	1,217	64%
Intangible assets, net	4,530	2,394	2,136	89%
Goodwill	12,478	10,306	2,172	21%
Restricted cash	330	53	277	523%
Other assets	251	116	135	116%
Total assets	$69,023	$46,750	$22,273	48%

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,659	$2,731	$928	34%
Accrued compensation	1,782	730	1,052	144%
Other current liabilities	2,219	2,902	(683)	(24%)
Total current liabilities	7,660	6,363	1,297	20%
Pension liabilities	349	326	23	7%
Other long-term liabilities	825	556	269	48%
Total liabilities	8,834	7,245	1,589	22%

Stockholders' Equity
Common stock	45	32	13	41%
Additional paid-in capital	163,036	143,661	19,375	13%
Treasury stock, at cost; 701,754 shares as of December 31, 2015 and December 31, 2014	(2,209)	(2,209)	-	0%
Accumulated other comprehensive income	332	285	47	16%
Accumulated deficit	(101,015)	(102,264)	1,249	(1%)
Total stockholders' equity	60,189	39,505	20,684	52%
Total liabilities and stockholders' equity	$69,023	$46,750	$22,273	48%

GIGOPTIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Twelve months ended
	December 31, 2015%		September 27, 2015%		December 31, 2014%		December 31, 2015%		December 31, 2014%
Total revenue	$11,075	100%	$10,419	100%	$9,040	100%	$40,394	100%	$32,947	100%
Total cost of revenue	3,858	35%	3,762	36%	3,616	40%	14,898	37%	13,711	42%
Gross profit	7,217	65%	6,657	64%	5,424	60%	25,496	63%	19,236	58%
Research and development expense	3,383	31%	3,100	30%	3,375	37%	12,955	32%	13,732	42%
Selling, general and administrative expense	3,447	31%	2,468	24%	3,150	35%	11,127	28%	10,503	32%
Restructuring expense, net	-	0%	-	0%	-	0%	-	0%	343	1%
Total operating expenses	6,830	62%	5,568	53%	6,525	72%	24,082	60%	24,578	75%
Income (loss) from operations	387	3%	1,089	10%	(1,101)	-12%	1,414	4%	(5,342)	-16%
Interest expense, net	(7)	0%	(6)	0%	(3)	0%	(19)	0%	(39)	0%
Other income (expense), net	(53)	0%	(5)	0%	25	0%	(76)	0%	70	0%
Income (loss) before provision for (benefit from) income taxes	327	3%	1,078	10%	(1,079)	-12%	1,319	3%	(5,311)	-16%
Provision for (benefit from) income taxes	(6)	0%	48	0%	15	0%	67	0%	54	0%
Income (loss) from consolidated companies	333	3%	1,030	10%	(1,094)	-12%	1,252	3%	(5,365)	-16%
Loss on equity investment	-	0%	-	0%	-	0%	3	0%	456	1%
Net income (loss)	$333	3%	$1,030	10%	$(1,094)	-12%	$1,249	3%	$(5,821)	-18%

Basic net income (loss) per share	$0.01		$0.03		$(0.03)		$0.03		$(0.18)
Diluted net income (loss) per share	$0.01		$0.03		$(0.03)		$0.03		$(0.18)

Weighted average number of shares used in basic net income (loss) per share calculation	44,317		36,769		32,297		36,624		31,851
Weighted average number of shares used in diluted net income (loss) per share calculation	47,128		38,497		32,297		38,114		31,851

GIGOPTIX, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended						Twelve months ended
	December 31, 2015%		September 27, 2015%		December 31, 2014%		December 31, 2015%		December 31, 2014%
Total revenue	$11,075	100%	$10,419	100%	$9,040	100%	$40,394	100%	$32,947	100%
Total cost of revenue	3,680	33%	3,565	34%	3,426	38%	14,095	35%	12,963	39%
Gross profit	7,395	67%	6,854	66%	5,614	62%	26,299	65%	19,984	61%
Research and development expense	2,991	27%	2,813	27%	3,120	35%	11,454	28%	12,552	38%
Selling, general and administrative expense	2,133	19%	1,677	16%	1,597	18%	7,378	18%	6,170	19%
Total operating expenses	5,124	46%	4,490	43%	4,717	52%	18,832	47%	18,722	57%
Income from operations	2,271	21%	2,364	23%	897	10%	7,467	18%	1,262	4%
Interest expense, net	(7)	0%	(6)	0%	(3)	0%	(19)	0%	(39)	0%
Other income (expense), net	(53)	0%	(5)	0%	25	0%	(76)	0%	70	0%
Income before provision for (benefit from) income taxes	2,211	20%	2,353	23%	919	10%	7,372	18%	1,293	4%
Provision for (benefit from) income taxes	(6)	0%	48	0%	15	0%	67	0%	54	0%
Net income	$2,217	20%	$2,305	22%	$904	10%	$7,305	18%	$1,239	4%

Basic net income per share	$0.05		$0.06		$0.03		$0.20		$0.04
Diluted net income per share	$0.05		$0.06		$0.03		$0.19		$0.04

Weighted average number of shares used in basic net income per share calculation	44,317		36,769		32,297		36,624		31,851
Weighted average number of shares used in diluted net income per share calculation	47,128		38,497		32,657		38,114		32,298

GIGOPTIX, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended,			Twelve months ended
	December 31, 2015	September 27, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP Total cost of revenue	$3,858	$3,762	$3,616	$14,898	$13,711
Stock-based compensation	(72)	(94)	(87)	(387)	(336)
Amortization of intangible assets	(103)	(103)	(103)	(413)	(412)
Special bonus	(3)	-	-	(3)	-
Non-GAAP Total cost of revenue	$3,680	$3,565	$3,426	$14,095	$12,963

GAAP Gross profit	$7,217	$6,657	$5,424	$25,496	$19,236
Stock-based compensation	72	94	87	387	336
Amortization of intangible assets	103	103	103	413	412
Special bonus	3	-	-	3	-
Non-GAAP Gross profit	$7,395	$6,854	$5,614	$26,299	$19,984

GAAP Operating expenses	$6,830	$5,568	$6,525	$24,082	$24,578
Stock-based compensation	(644)	(844)	(952)	(3,456)	(3,889)
Amortization of intangible assets	(219)	(120)	(120)	(579)	(481)
Restructuring expense, net	-	-	-	-	(343)

Acquisition and strategic activities related costs	(296)	(114)	(402)	(668)	(466)
Special bonus	(547)	-	-	(547)	(343)

Change of executive severance and related costs	-	-	(334)	-	(334)
Non-GAAP Operating expenses	$5,124	$4,490	$4,717	$18,832	$18,722

GAAP Income (loss) from operations	$387	$1,089	$(1,101)	$1,414	$(5,342)
Stock-based compensation	716	938	1,039	3,843	4,225
Amortization of intangible assets	322	223	223	992	893
Restructuring expense, net	-	-	-	-	343

Acquisition and strategic activities related costs	296	114	402	668	466
Special bonus	550	-	-	550	343

Change of executive severance and related costs	-	-	334	-	334
Non-GAAP Income from operations	$2,271	$2,364	$897	$7,467	$1,262

GAAP Net income (loss)	$333	$1,030	$(1,094)	$1,249	$(5,821)
Stock-based compensation	716	938	1,039	3,843	4,225
Amortization of intangible assets	322	223	223	992	893
Restructuring expense, net	-	-	-	-	343

Acquisition and strategic activities related costs	296	114	402	668	466
Special bonus	550	-	-	550	343

Change of executive severance and related costs	-	-	334	-	334
Loss on equity investment	-	-	-	3	456
Non-GAAP Net income	$2,217	$2,305	$904	$7,305	$1,239

Adjusted EBITDA reconciliation:
GAAP Income (loss) from operations	$387	$1,089	$(1,101)	$1,414	$(5,342)
Restructuring expense, net	-	-	-	-	343
Depreciation and amortization	952	868	920	3,595	3,656
Stock-based compensation	716	938	1,039	3,843	4,225

Acquisition and strategic activities related costs	296	114	402	668	466
Special bonus	550	-	-	550	343

Change of executive severance and related costs	-	-	334	-	334
Adjusted EBITDA	$2,901	$3,009	$1,594	$10,070	$4,025